Exhibit 10.10

2021 AMENDMENT OF THE

GLOBALFOUNDRIES, INC.

2018 SHARE INCENTIVE PLAN

THIS 2021 AMENDMENT to the GLOBALFOUNDRIES, Inc. 2018 Share Incentive Plan (the “Plan”) is entered into by GLOBALFOUNDRIES, Inc. (the “Company”) as of August 4, 2021.

The Company decided to amend certain Share Option Agreements granted under the Plan (the “Option Agreements”). The Company has determined that a technical conforming amendment of the Plan is required to effectuate certain such amendments of the Option Agreements.

The Board of Directors of the Company (the “Board”) has the authority under Section 7.7 of the Plan to amend the Plan.

Pursuant to the Board’s authority under Sections 7.7 of the Plan, the Plan is hereby amended as follows:

1. Definition of Liquidity Trigger.

The definition of “Liquidity Trigger” in the Plan is hereby amended to read in its entirety as follows:

“Liquidity Trigger” means the first anniversary of a Change in Control Event, or the date that is six months after a Qualified IPO, or such other definition as provided in the applicable Award Agreement.

2. In all events not amended, the Plan is ratified and confirmed.